AMENDMENT TO

PROMISSORY NOTE

Amendment to Promissory Note, dated as of July 27, 2012 (this "Amendment"), between Medytox Solutions, Inc., a Nevada corporation (the "Company"), and Valley View Drive Associates, LLC, a New Jersey limited liability company (the "Lender").

WHEREAS, the Company and the Lender are parties to that certain Promissory Note, dated December 6, 2011 in the principal amount of $500,000.00 (the "Promissory Note"), a copy of which is attached hereto;

WHEREAS, the Company and the Lender desire to amend the Promissory Note as provided in this Agreement; and

WHEREAS, the parties are simultaneously amending the Security Agreement (as defined in the Promissory Note).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

The parties agree that the first sentence of the second paragraph on the first page of the Promissory Note shall be amended to read as follows:

"The principal amount of this Note shall be repaid at the sum of Fifty Thousand Dollars ($50,000.00) per month, with the first payment becoming payable to Lender on November 30, 2012, and continuing on the last working date of each month thereafter for nine months until September 30, 2013 (the "Maturity Date")."

2.

The parties agree that, as of the date hereof, each party is in compliance with its obligations under the Promissory Note.

3.

Except as provided in this Amendment, the Promissory Note shall remain unchanged and in full force and effect.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.  This Amendment shall be governed by and construed solely and exclusively in accordance with the laws of the State of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws.

[Signatures on following page]

{24576036;2}

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

MEDYTOX SOLUTIONS, INC.

By: /s/ William Forhan

VALLEY VIEW DRIVE ASSOCIATES, LLC

By: /s/ Richard Mendolia

{24576036;2}